EXHIBIT B
                                                                       ---------

                        TRANSACTIONS IN THE COMMON STOCK

            TRANSACTIONS BY HARBERT DISTRESSED INVESTMENT MASTER FUND

                    OPEN MARKET TRANSACTIONS IN COMMON STOCK

      Date of                Number of Shares              Price of Shares
    Transaction              Purchased/(Sold)
      5/4/05                       146,760                     $1.02






                    TRANSACTIONS BY ALPHA US SUB FUND VI, LLC

                    OPEN MARKET TRANSACTIONS IN COMMON STOCK

      Date of                 Number of Shares             Price of Shares
    Transaction               Purchased/(Sold)
      5/4/05                         24,240                     $1.02




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